UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): May 13, 2008

SunLink Health Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 1-12607

Ohio	310621189
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

900 Circle 75 Parkway

Suite 1120

Atlanta, Georgia 30339

(Address of Principal Executive Offices, Including Zip Code)

770-933-7000

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

5.02(e) Employment Agreement with George D. Shaunnessy

On May 13, 2008 SunLink Homecare Services, LLC (the “Company”), a wholly-owned subsidiary of SunLink Health Systems, Inc., and George D. Shaunnessy entered into an employment agreement (the “Agreement”), making Shaunnessy the President and CEO of the Company. The Agreement has a term of three years, subject to automatic renewal for additional one-year terms unless earlier terminated by the Company. The Agreement provides for an annual base salary for Mr. Shaunnessy of $285,000 and provides for additional benefits including, but not limited to: (i) an annual bonus of up to 60% of annual base salary based upon achievement of performance objectives established by the Company’s board, (ii) grants of stock options, (iii) a grant of 40,000 vested options with an exercise price of $5.50, (iv) a grant of 60,000 options with an exercise price of $5.50 to vest 1/3 on May 13, 2009, 1/3 on May 13, 2010 and 1/3 on May 13, 2011, (v) a grant of 100,000 options with an exercise price of $8.00 to vest 1/5 on May 13, 2009, 1/5 on May 13, 2010, 1/5 on May 13, 2011, 1/5 on May 13, 2012 and 1/5 on May 13, 2013, (vi) an immediately payable cash bonus of $100,000, and (vi) entitlement to participate in the Company’s benefit plans.

Item 9.01	Financial Statements and Exhibits

Exhibits

Exhibit No.	Description
10.30	Employment Agreement for George D. Shaunnessy signed May 13, 2008.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SunLink Health Systems, Inc.

Date: May 19, 2008	By:	/s/ Mark J. Stockslager
Mark J. Stockslager
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.30	Employment Agreement for George D. Shaunnessy signed May 13, 2008.